Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

James Mead

Chief Financial Officer

-or-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

FIRST QUARTER 2011 FFO OF $1.78 PER SHARE BEFORE TRANSACTION COSTS AND EPS OF $1.01 PER SHARE

GUIDANCE INCREASED FOR 2011

Operating Highlights

•                  First quarter FFO of $1.78 per diluted share before transaction related costs of $0.03 per share, a 64.8 percent increase as compared with $1.08 per diluted share for the first quarter of 2010.

•                  Guidance for 2011 is increased to a range of $4.65 to $4.80 FFO per diluted share from $4.05 to $4.20 FFO per diluted share.

•                  First quarter net income attributable to common stockholders of $1.01 per diluted share as compared with $0.19 per diluted share in the first quarter of 2010.

•                  Combined same-store GAAP NOI increased to $168.1 million, a 2.3 percent increase as compared with $164.3 million in the first quarter of 2010.

•                  Signed 66 Manhattan leases totaling 577,083 square feet and 38 Suburban leases totaling 141,930 square feet during the first quarter.  The mark-to-market on leases signed in Manhattan was 10.6 percent higher and the mark-to-market on signed Suburban leases was 0.1 percent higher than the previously fully escalated rents on the same office spaces.

•                  Quarter-end occupancy of 94.9 percent in Manhattan stabilized properties as compared to 94.0 percent in the same quarter of the previous year.

Investing Highlights

•                  Sold debt investments in 280 Park Avenue, New York, to a newly formed 50/50 joint venture between SL Green and Vornado Realty Trust (NYSE: VNO). The Company realized $38.7 million of additional income upon the sale.

•                  Acquired a 48.9 percent interest in and launched a marketing and leasing campaign for the newly renovated 741,500 square foot 3 Columbus Circle, New York. The acquisition was accomplished through a recapitalization that included a $138.7 million equity investment by SL Green and a bridge loan provided by SL Green and Deutsche Bank.  Subsequent to the end of the quarter, in April 2011, the joint venture refinanced the bridge loan at which point SL Green and Deutsche Bank were repaid.

•                  Consolidated a 100% interest in 521 Fifth Avenue through the buyout of the Company’s joint venture partner, City Investment Fund. The transaction valued the property at approximately $245.7 million. Subsequent to the end of the quarter, in April 2011, the Company exercised its right to acquire the fee interest in the property for $15.0 million.

•                  Entered into an agreement to sell 28 West 44th Street for $161.0 million. The transaction is expected to close during the second quarter of 2011 and is subject to customary closing conditions.

•                  Sold or were repaid on debt investments totaling $490.3 million (inclusive of the 280 Park Avenue transaction and repayment of the mezzanine position on 666 Fifth Avenue), recognizing additional income of $46.2 million during the first quarter.

•                  Originated or purchased $104.0 million of new debt investments at an average current yield of 11.9 percent.

Financing Highlights

•                  Received a BBB-, investment grade, rating on the Company’s senior unsecured notes from Standard & Poor’s Ratings Services.

•                  Sold approximately 4.2 million shares of common stock through an At-The-Market (“ATM”) equity offering program for aggregate proceeds of approximately $311.0 million ($306.3 million after related expenses).

•                  Unencumbered 100 Church Street, New York, by repaying the $139.7 million mortgage securing the property.

Summary

New York, NY, April 27, 2011 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $142.8 million, or $1.75 per diluted share, for the quarter ended March 31, 2011, compared to $85.0 million, or $1.07 per diluted share, for the same quarter in 2010.

Net income attributable to common stockholders totaled $80.9 million, or $1.01 per diluted share, for the quarter ended March 31, 2011, compared to $15.1 million, or $0.19 per diluted share, for the same quarter in 2010.

Operating and Leasing Activity

For the first quarter of 2011, the Company reported revenues and EBITDA of $334.3 million and $211.9 million, respectively, an increase of 33.3 percent and 52.3 percent compared to $250.9 million and $139.1 million, respectively, for the same period in 2010.

Same-store GAAP NOI on a combined basis increased by 2.3 percent to $168.1 million for the first quarter of 2011 when compared to the same quarter in 2010, with the consolidated properties increasing by 2.0 percent to $131.7 million and the unconsolidated joint venture properties increasing 3.6 percent to $36.4 million.

Occupancy for the Company’s stabilized Manhattan portfolio at March 31, 2011 was 94.9 percent as compared to 94.0 percent for the same period in the previous year.  During the quarter, the Company signed 66 leases in its Manhattan portfolio totaling 577,083 square feet.  Nine leases totaling 149,540 square feet represented office leases that replaced previous vacancy, while 45 office leases comprising 416,043 square feet had average starting rents of $50.15 per rentable square foot, representing a 10.6 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the first quarter was 8.4 years and average tenant concessions were 3.2 months of free rent with a tenant improvement allowance of $29.13 per rentable square foot.  Leases totaling 714,133 square feet commenced during the first quarter, of which 559,552 square feet represented office leases that had average starting rents of $48.20 per rentable square foot, representing a 0.9 percent increase over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio was 86.3 percent at March 31, 2011.  During the quarter, the Company signed 38 leases in the Suburban portfolio totaling 141,930 square feet.  Eight leases and 27,476 square feet represented office leases that replaced previous vacancy, while 26 office leases comprising 101,023 square feet had average starting rents of $33.50 per rentable square foot, representing a 0.1 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the first quarter was 5.9 years and average tenant concessions were 4.8 months of free rent with a tenant improvement allowance of $15.20 per rentable square foot.  Leases totaling 152,566 square feet commenced during the first quarter, of which 109,051 square feet represented office leases that had average starting rents of $33.50 per rentable square foot, representing a 3.2 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the first quarter included:

•                  New lease/early renewal with GNYHA Management Corp. for 15 years for 111,320 square feet at 555 West 57th Street;

•                  New 10-year lease with NY State Office of General Services for 89,514 square feet at 100 Church Street;

•                  Early renewal/new lease with ABN AMRO Holdings USA LLC for 11 years for 31,515 square feet at 100 Park Avenue;

•                  Early renewal with Miller Tabak & Co. for 10 years for 29,000 square feet at 331 Madison Avenue;

•                  New lease with Student Loan Corp. for five years for 18,765 square feet at 750 Washington Boulevard, Stamford, Connecticut;

Marketing, general and administrative, or MG&A, expenses for the quarter ended March 31, 2011 were $20.0 million, or 6.0 percent of total revenues, compared to $18.4 million, or 7.3 percent of total revenues, for the quarter ended March 31, 2010.

Real Estate Investment Activity

In January 2011, the Company purchased City Investment Fund’s 49.9% interest in 521 Fifth Avenue, thereby assuming full ownership of the building. The transaction valued the consolidated interest at approximately $245.7 million. Subsequent to the end of the quarter, in April 2011, the Company refinanced the property with a new $150.0 million 2-year mortgage which carried a floating rate of interest of 200 basis points over the 30-day LIBOR and exercised its right to acquire the fee interest in the property for $15.0 million.

In January 2011, SL Green acquired a 48.9 percent interest in the newly renovated 741,500 square foot 3 Columbus Circle, New York. The acquisition was accomplished through a recapitalization that included a $138.7 million equity investment by SL Green, a portion of which was in the form of SL Green Operating Partnership Units, and a bridge loan provided by SL Green and Deutsche Bank.  Subsequent to the end of the quarter, in April 2011, the joint venture refinanced the bridge loan and replaced it with a $260.0 million 5-year mortgage with the Bank of China, which carries a floating rate of interest of 210 basis points over the 30-day LIBOR, at which point SL Green and Deutsche Bank were repaid,. The joint venture has the ability to increase the mortgage by $40.0 million based on meeting certain performance hurdles. The Company believes the property is now fully capitalized for all costs necessary to complete the redevelopment and lease-up of the building and a marketing and leasing campaign has recently been launched.

In March 2011, SL Green entered into an agreement to sell its 359,000 square foot property located at 28 West 44th Street for $161.0 million. This transaction is expected to close during the second quarter of 2011 and is subject to customary closing conditions.

Financing and Capital Activity

In 2011, the Company, along with SL Green Operating Partnership, entered into At-The-Market or “ATM” programs to sell $525.0 million of its common stock. As of April 27, 2011, the Company had sold 4,199,099 shares of its common stock through the ATM for aggregate proceeds of approximately $311.0 million ($306.3 million after related expenses).

In March 2011, the Company unencumbered 100 Church Street, New York, by repaying the $139.7 million mortgage securing the property.  This mortgage, which carried an effective interest rate of 5.1%, was scheduled to mature in January 2013.

In January 2011, the Company repaid its $84.8 million, 5.15% unsecured notes at par on the maturity date.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $579.3 million at March 31, 2011, a decrease of 39.9 percent, or $384.5 million, from December 31, 2010.  During the first quarter, the Company purchased and originated new debt investments totaling $104.0 million, which are directly collateralized by commercial office properties, and received $490.3 million of proceeds from investments that were sold, redeemed or repaid.  The debt and preferred equity investment portfolio had a weighted average maturity of 3.4 years as of March 31, 2011 and had a weighted average yield for the quarter ended March 31, 2011 of 7.5 percent, exclusive of loans with a net carrying value of $102.3 million, which are on non-accrual status.

In March 2011, the Company sold its debt investments in 280 Park Avenue, New York, to a newly formed 50/50 joint venture with Vornado Realty Trust (NYSE: VNO). The Company realized $38.7 million of additional income upon the sale, which is included in preferred equity and investment income for the first quarter. The joint venture also assumed $30 million of the Company’s floating rate financing which matures in June 2016 and carried a weighted average interest rate for the quarter of 1.20%.

Dividends

During the first quarter of 2011, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.10 per share of common stock, which were paid on April 15, 2011 to stockholders of record on the close of business on March 31, 2011; and

•                  $0.4766 and $0.4922 per share on the Company’s Series C and D Preferred Stock, respectively, for the period January 15, 2011 through and including April 14, 2011, which were paid on April 15, 2011 to stockholders of record on the close of business on March 31, 2011, and reflect regular quarterly dividends, which are the equivalent of annualized dividends of $1.9064 and $1.9688, respectively.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 28, 2011 at 2:00 pm ET to discuss the financial results.

The Supplemental Package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section.

The live conference will be webcast in listen-only mode on the Company’s website under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 800.884.5695 Domestic or 617.786.2960 International, using pass-code “SL Green.”

A replay of the call will be available through May 3, 2011 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 28180065.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties.  As of March 31, 2011, SL Green owned interests in 43 Manhattan properties totaling more than 29.7 million square feet.  This included ownership interests in 22.3 million square feet of office buildings, ownership interests in 334,782 square feet of free-standing and condominium retail properties, and debt and preferred equity investments secured by 7.4 million square feet of properties.  In addition to its Manhattan investments, SL Green holds interests in 31 suburban assets totaling 6.8 million square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, along with six development properties encompassing approximately 1.3 million square feet and three land interests.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 10 and 11 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the strength of the commercial office real estate markets in the New York metro area, reduced demand for office space, unanticipated increases in financing and other costs, competitive market conditions, unanticipated administrative costs, divergent interests from or the financial condition of our joint venture partners, timing of leasing income, general and local economic conditions, interest rates, capital market conditions, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, environmental, regulatory and/or safety requirements, and other factors, all of which are beyond the Company’s control.  Additional information or factors that could affect the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Ratings

Ratings are not recommendations to buy, sell or hold the Company’s securities.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Revenue:
Rental revenue, net	$228,970	$192,211
Escalations and reimbursement revenues	30,275	30,093
Preferred equity and investment income	67,828	20,379
Other income	7,249	8,198
Total revenues	334,322	250,881

Equity in net income from unconsolidated joint ventures	8,206	15,376
Loss on early extinguishment of debt	—	(113)

Expenses:
Operating expenses	60,300	56,786
Ground rent	7,834	7,821
Real estate taxes	40,067	36,972
Loan loss and other investment reserves, net of recoveries	—	6,000
Transaction related costs	2,434	1,058
Marketing, general and administrative	20,021	18,398
Total expenses	130,656	127,035

Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)	211,872	139,109
Interest expense, net of interest income	65,073	56,787
Amortization of deferred financing costs	3,806	2,295
Depreciation and amortization	63,497	55,525
Loss on investment in marketable securities	127	285
Net income from Continuing Operations	79,369	24,217
Net income from Discontinued Operations	737	1,917
Purchase price fair value adjustment	13,788	—
Net income	93,894	26,134
Net income attributable to noncontrolling interests	(5,462)	(3,939)
Net income attributable to SL Green Realty Corp.	88,432	22,195
Preferred stock dividends	(7,545)	(7,116)
Net income attributable to common stockholders	$80,887	$15,079
Earnings Per Share (EPS)
Net income per share (Basic)	$1.02	$0.19
Net income per share (Diluted)	$1.01	$0.19

Funds From Operations (FFO)
FFO per share (Basic)	$1.76	$1.07
FFO per share (Diluted)	$1.75	$1.07

Basic ownership interest
Weighted average REIT common shares for net income per share	79,401	77,823
Weighted average partnership units held by noncontrolling interests	1,805	1,502
Basic weighted average shares and units outstanding for FFO per share	81,206	79,325
Diluted ownership interest
Weighted average REIT common share and common share equivalents	79,838	78,258
Weighted average partnership units held by noncontrolling interests	1,805	1,502
Diluted weighted average shares and units outstanding	81,643	79,760

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,974,994	$1,750,220
Buildings and improvements	5,754,193	5,840,701
Building leasehold and improvements	1,520,150	1,286,935
Property under capital lease	12,208	12,208
	9,261,545	8,890,064
Less accumulated depreciation	(953,993)	(916,293)
	8,307,552	7,973,771
Assets held for sale, net	104,808	—
Cash and cash equivalents	234,009	332,830
Restricted cash	107,835	137,673
Investment in marketable securities	64,440	34,052
Tenant and other receivables, net of allowance of $13,807 and $12,981 in 2011 and 2010, respectively	26,314	27,054
Related party receivables	3,653	6,295
Deferred rents receivable, net of allowance of $29,832 and $30,834 in 2011 and 2010, respectively	223,552	201,317
Debt and preferred equity investments, net of discount of $19,866 and $42,937 and allowance of $58,211 and $61,361 in 2011 and 2010, respectively	579,287	963,772
Investments in and advances to unconsolidated joint ventures	916,600	631,570
Deferred costs, net	180,712	172,517
Other assets	693,604	819,443
Total assets	$11,442,366	$11,300,294

Liabilities and Equity
Mortgages and other loans payable	$3,280,084	$3,400,468
Revolving credit facility	500,000	650,000
Senior unsecured notes	1,018,674	1,100,545
Accrued interest and other liabilities	150,895	38,149
Accounts payable and accrued expenses	123,728	133,389
Deferred revenue/gain	294,634	307,678
Capitalized lease obligation	17,060	17,044
Deferred land lease payable	18,318	18,267
Dividend and distributions payable	14,563	14,182
Security deposits	43,196	38,690
Liabilities related to assets held for sale	121,635	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	5,682,787	5,818,412
Commitments and contingencies		—
Noncontrolling interests in operating partnership	143,756	84,338
Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 11,700 issued and outstanding at both March 31, 2011 and December 31, 2010, respectively	274,022	274,022
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at both March 31, 2011 and December 31, 2010, respectively	96,321	96,321
Common stock, $0.01 par value 160,000 shares authorized, 84,336 and 81,675 issued and outstanding at March 31, 2011 and December 31, 2010, respectively (inclusive of 3,411 and 3,369 shares held in Treasury at March 31, 2011 and December 31, 2010, respectively)	844	817
Additional paid-in capital	3,836,453	3,660,842
Treasury stock-at cost	(306,170)	(303,222)
Accumulated other comprehensive loss	(13,011)	(22,659)
Retained earnings	1,207,504	1,172,963
Total SL Green Realty Corp. stockholders’ equity	5,095,963	4,879,084
Noncontrolling interests in other partnerships	519,860	518,460
Total equity	5,615,823	5,397,544
Total liabilities and equity	$11,442,366	$11,300,294

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
FFO Reconciliation:
Net income attributable to common stockholders	$80,887	$15,079
Add:
Depreciation and amortization	63,497	55,525
Discontinued operations depreciation adjustments	676	1,527
Joint venture depreciation and noncontrolling interest adjustments	6,234	8,770
Net income attributable to noncontrolling interests	5,462	3,939
Loss on equity investment in marketable securities	—	285
Less:
Purchase price fair value adjustment	13,788	—
Depreciation on non-rental real estate assets	213	172
Funds from Operations	142,755	84,953
Transaction related costs(1)	2,434	1,058
Funds from Operations before transaction related costs	$145,189	$86,011

(1)  Includes the Company’s share of joint venture transaction related costs.

	Three Months Ended March 31,
	2011	2010
Earnings before interest, tax, depreciation and amortization (EBITDA):	$211,872	$139,109
Add:
Marketing, general & administrative expense	20,021	18,398
Net operating income from discontinued operations	2,254	4,356
Loan loss and other investment reserves	—	6,000
Transaction related costs	2,434	1,058
Less:
Non-building revenue	(67,500)	(22,147)
Loss on early extinguishment of debt	—	113
Equity in net income from joint ventures	(8,206)	(15,376)
GAAP net operating income (GAAP NOI)	160,875	131,511

Less:
Net operating income from discontinued operations	(2,254)	(4,356)
GAAP NOI from other properties/affiliates	(26,905)	1,948
Same-Store GAAP NOI	$131,716	$129,103

The following table reconciles estimated earnings per diluted share to FFO per diluted share for the year ending December 31, 2011.

	Year Ending December 31,
	2011	2011
Earnings per share	$1.29	$1.44
Add:
Depreciation and amortization	2.97	2.97
Discontinued operations depreciation adjustments	0.01	0.01
Unconsolidated joint ventures depreciation and noncontrolling interest adjustments	0.29	0.29
Net income attributable to noncontrolling interests	0.26	0.26
Less:
Purchase price fair value adjustment	(0.16)	(0.16)
Depreciation and amortization on non-real estate assets	(0.01)	(0.01)
Funds from Operations	$4.65	$4.80

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	March 31,
	2011		2010
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	22,324		24,259
Portfolio percentage leased at end of period	94.9	%(2)	94.0	%(2)
Same-Store percentage leased at end of period	93.7%		92.1%
Number of properties in operation	30		30

Office square feet leased during quarter (rentable)	703,023		501,321
Average mark-to-market percentage-office	0.9%		(5.1)%
Average starting cash rent per rentable square foot-office	$48.20		$45.00

(1)  Includes wholly owned and joint venture properties.

(2)  Excludes 100 Church Street, which the Company took ownership of in January 2010.